Dated: January 11, 2018

ICBC STANDARD BANK PLC

and

THE BANK OF NEW YORK MELLON

solely in its capacity as trustee of the GraniteShares Platinum Trust and not individually

ALLOCATED PLATINUM ACCOUNT AGREEMENT

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This ALLOCATED PLATINUM ACCOUNT AGREEMENT (this “Agreement”) is made as of the date set out on the cover page of this Agreement

BETWEEN

(1)	ICBC Standard Bank Plc, a public limited company incorporated under the laws of England and Wales with its registered office at 20 Gresham Street, London, EC2V 7JE, United Kingdom (the “Custodian”); and

(2)	THE BANK OF NEW YORK MELLON, a New York banking corporation, solely in its capacity as trustee of the GraniteShares Platinum Trust created under the Trust Agreement identified below and not individually (the “Trustee”), which expression shall, wherever the context so admits, include the named Trustee and all other persons or companies for the time being the trustee or trustees of the Trust Agreement as trustee for the Shareholders.

INTRODUCTION

(1)	The Trustee has agreed to act as trustee for the Shareholders of the Shares pursuant to the Trust Agreement.

(2)	Shares may be issued by the Trust against delivery of Platinum made by way of payment for the issue of such Shares. The Trustee has agreed that Platinum delivered in connection with a subscription for Shares will be paid into the Metal Accounts.

(3)	The Custodian has agreed to open and maintain for the Trustee the Trust Allocated Account and to provide other services in connection with the Trust Allocated Account.

(4)	The Custodian has agreed to transfer Platinum deposited into the Trust Unallocated Account to the Trust Allocated Account in connection with a subscription for Shares and to transfer Platinum from the Trust Allocated Account to the Trust Unallocated Account in connection with redemption of Shares.

(5)	The Trustee has agreed that the Trust Allocated Account will be established by the Trustee (for the account of the Trust), and that the Trustee will have the sole right to give instructions for the making of any payments into or out of the Trust Allocated Account.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: In this Agreement, unless there is anything in the subject or context inconsistent therewith, the following expressions shall have the following meanings.

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“Affiliate” means an entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Custodian.

“AURUM” means the electronic matching and settlement system operated by LPMCL.

“Authorized Participant” shall have the meaning assigned to such term in the Unallocated Platinum Account Agreement.

“Dispute” means for the purpose of clause 16 any disagreement between the Trustee and the Custodian which has not been resolved amicably within a period of fourteen London Business Days after the Custodian has received from the Trustee, or the Trustee has received from the Custodian, written notification of the disagreement.

“Good Delivery Standards” means the specifications for “good delivery” platinum plates and ingots, including the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of platinum plates and ingots, set forth in “The Good Delivery Rules for Platinum and Palladium Plates and Ingots” published by the LPPM.

“LBMA” means The London Bullion Market Association or its successors.

“LBMA Platinum Price PM” means the price of a troy ounce of platinum as determined by the auction administered by the LME for the LBMA, or any successor administrator of the auction for the London platinum price, at or about 2:00 p.m. London, England time.

“LME” means The London Metal Exchange or its successors.

“Loco London” means with respect to an account holding Platinum, the custody, trading or clearing of such Platinum in London, United Kingdom.

“London Business Day” means a day (excluding Saturdays, Sundays and public holidays) on which commercial banks generally are open for business in London and on which the London platinum market is open for business.

“LPMCL” means London Precious Metals Clearing Limited or its successors.

“LPPM” means The London Platinum and Palladium Market or its successors.

“Metal Accounts” means the Trust Allocated Account and the Trust Unallocated Account.

“New York Business Day” means a “Business Day” as defined in the Trust Agreement.

“Physical Platinum” means platinum bullion that meets the Good Delivery Standards.

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“Platinum” means (i) Physical Platinum held by the Custodian or any Sub-Custodian under this Agreement and/or (ii) any credit to an account, including the Trust Unallocated Account, on an Unallocated Basis, as the context requires.

“Point of Delivery” means such date and time that the recipient (or its agent) acknowledges in written form its receipt of delivery of Physical Platinum;

“Rules” means the rules, regulations, practices, procedures and customs of the LPPM, including the Good Delivery Standards, the LPMCL, the Financial Conduct Authority, the Prudential Regulation Authority, the Bank of England and such other regulatory authority or other body, applicable to the activities contemplated by this Agreement, including the activities of any Sub-Custodian.

“Shareholder” means the beneficial owner of one or more Shares.

“Shares” means the units of fractional undivided beneficial interest in the Trust which are issued by the Trust, named “GraniteShares Platinum Shares” created pursuant to and constituted by the Trust Agreement.

“Sponsor” means GraniteShares LLC, its successors and assigns and any successor Sponsor appointed pursuant to the Trust Agreement.

“Sub-Custodian” means a sub-custodian, agent or depository (including an entity within our corporate group) appointed by the Custodian pursuant to clause 8.

“Trust” means the GraniteShares Platinum Trust formed pursuant to the Trust Agreement.

“Trust Agreement” means the Depositary Trust Agreement of the GraniteShares Platinum Trust dated on or about January 11, 2018 , as amended from time to time, between the GraniteShares LLC, as Sponsor, and The Bank of New York Mellon, as Trustee.

“Trust Allocated Account” means the loco London Platinum account, number 250004940, established in the name of the Trustee and maintained for the benefit of the Trust by the Custodian on an allocated basis pursuant to this Agreement.

“Trust Unallocated Account” means the loco London Platinum account, number 250004939, established in the name of the Trustee and maintained for the benefit of the Trust by the Custodian on an Unallocated Basis pursuant to the Unallocated Platinum Account Agreement.

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“Unallocated Basis” means, with respect to the holding of platinum, that the holder is entitled to receive delivery of Physical Platinum in the amount standing to the credit of the holder’s account, but the holder has no ownership interest in any particular platinum that the custodian maintaining that account owns or holds.

“Unallocated Platinum Account Agreement” means the Unallocated Account Agreement dated January 11, 2018 between the Trustee and the Custodian pursuant to which the Trust Unallocated Account is established and operated.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

1.4	Construction. The word “including” means “including without limitation”. The word “or” is not exclusive.

2.	TRUST ALLOCATED ACCOUNT

2.1	Opening Trust Allocated Account: The Custodian shall open and maintain the Trust Allocated Account in the name of the Trustee (in its capacity as trustee for the Shareholders).

2.2	Deposits and Withdrawals: The Trust Allocated Account shall evidence and record deposits and withdrawals of Physical Platinum made pursuant to the terms of this Agreement.

2.3	Denomination of Allocated Accounts: The Trust Allocated Account will hold deposits of Physical Platinum and will be denominated in gross troy ounces (to three decimal places).

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2.4	Trust Allocated Account Reports: At the end of each London Business Day, the Custodian will provide the Trustee with access to information (i) showing the increases and decreases to the Physical Platinum standing to the Trustee’s credit in the Trust Allocated Account and identifying separately each transaction and the New York or London Business Day on which it occurred and (ii) identifying each individual plate or ingot of Physical Platinum held in the Trust Allocated Account. On each London Business Day, the Custodian will send the Trustee a notification of (i) each separate transaction, if any, transferring Platinum to the Trust Allocated Account from the Trust Unallocated Account, (ii) the amount of Platinum, if any, transferred from the Trust Allocated Account to the Trust Allocated Account and (iii) the closing balance of Physical Platinum held in the Trust Allocated Account for such London Business Day, and the Custodian will use commercially reasonable efforts to send the notification by 12:00 noon (New York time). In addition, the Custodian will provide the Trustee with such information about the increases and decreases to the Platinum standing to the Trustee’s credit in the Trust Unallocated Account on a same-day basis at such other times and in such other form as the Trustee and the Custodian shall agree. For each calendar month, the Custodian will provide the Trustee within a reasonable time after the end of the month a statement of account for the Trust Allocated Account which shall include the opening and closing monthly balance and all transfers to and from the Trust Allocated Account, accompanied by one or more weight lists containing information sufficient to identify each plate or ingot of Physical Platinum held in the Trust Allocated Account as of the last London Business Day of the calendar month and the party having physical possession thereof, including any Sub-Custodian or any sub-custodian of a Sub-Custodian. The Custodian also will provide the Trustee with additional weight lists in respect of the Physical Platinum held in the Trust Allocated Account from time to time upon the Trustee’s reasonable request. All such reports will be made available to the Trustee by means of authenticated SWIFT message, provided that, if the SWIFT messaging system is unavailable for any reason, the Trustee and the Custodian will agree upon a temporary notification system for making such reports available to the Trustee. Additionally, if agreed to by the Trustee and the Custodian, such reports will be made available to the Trustee by means of the Custodian’s proprietary electronic system.

2.5	Reversal of Entries: The Custodian shall reverse any provisional or erroneous entries to the Trust Allocated Account which it discovers or of which it is notified with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made.

2.6	Provision of Information: The Custodian agrees that it will forthwith notify the Trustee in writing of any encumbrance of which it is aware is or is purported to have been created over or in respect of the Trust Allocated Account or any of the amounts standing to the credit thereof.

2.7	Access: The Custodian will allow, and will procure that any Sub-Custodian that the Custodian appoints allows, the Sponsor and the Trustee and their identified representatives, independent public accountants and bullion auditors (currently Inspectorate International Ltd.) access to its premises, upon reasonable notice during normal business hours, to examine the Physical Platinum held in the Trust Allocated Account and such records as they may reasonably require to perform their respective duties with regard to investors in Shares. The Trustee agrees that any such access shall be subject to execution of a confidentiality agreement and agreement to the Custodian’s security procedures, and any such audit shall be at the Trust’s expense.

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2.8	Regulatory Reporting: To the extent that the Custodian’s activities under this Agreement are relevant to the preparation of the filings required of the Trust under the securities laws of the United States or any other jurisdiction, the Custodian will, to the extent permitted by applicable law, the Rules or applicable regulatory authority, cooperate with the Trustee and the Sponsor and the Trustee’s and the Sponsor’s representatives to provide such information concerning the Custodian’s activities as may be necessary for such filings to be completed. Additionally, to the extent that the Custodian’s activities or controls in its capacity as custodian of the Trust’s assets are relevant to the information presented in the financial statements of the Trust, the Custodian will cooperate with the Sponsor and the Trustee to assist the Sponsor in providing the required written assurances regarding the reliability of the internal controls used in the preparation of such financial statements, including by providing the Sponsor’s and the Trust’s external auditors with any necessary information and reports regarding the Custodian’s internal controls over financial reporting as far as such reporting relates to the scope of the Custodian’s duties.

3.	DEPOSITS

3.1	Procedure: The Custodian shall receive deposits of Physical Platinum into the Trust Allocated Account relating to the same kind of Physical Platinum and having the same denomination as that to which the Trust Allocated Account relates only pursuant to transfers from the Trust Unallocated Account as provided in clause 4.1(b) of the Unallocated Platinum Account Agreement or as otherwise agreed upon between Custodian and the Trustee. The notice for any deposit of Platinum to be made into the Trust Allocated Account in connection with clause 4.1(b) of the Unallocated Platinum Account Agreement shall be made in accordance with clause 4.2(b) of the Unallocated Platinum Account Agreement.

3.2	Right to Amend Procedure: The Custodian may amend the procedure in relation to the deposit of Platinum to the Trust Allocated Account only where such amendment is caused by a change in the Rules. The Custodian will, whenever practicable, notify the Trustee and the Sponsor within a commercially reasonable time before the Custodian amends its procedures or imposes additional ones in relation to the transfer of Platinum into Trust Allocated Account, and in doing so the Custodian will consider the Trustee’s and the Sponsor’s needs to communicate any such change to Authorized Participants and others.

3.3	Allocation: The Trustee acknowledges that the process of allocation of Physical Platinum to the Trust Allocated Account from the Trust Unallocated Account may involve minimal adjustments to the weights of Physical Platinum to be allocated to adjust such weight to the number of whole plates or ingots available.

4.	WITHDRAWALS

4.1	Procedure: The Trustee may at any time give instructions to the Custodian for the withdrawal of Physical Platinum from the Trust Allocated Account as provided for in this Agreement, provided that a withdrawal may be made only by:

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(a)	transfer to the Trust Unallocated Account or another account maintained on an Unallocated Basis or as otherwise permitted in connection with the transfers described in clauses 4.1(a) and (e) of the Unallocated Platinum Account Agreement; or

(b)	transfer in the manner described in clauses 4.1(c) and (d) of the Unallocated Platinum Account Agreement.

The Trustee anticipates exercising its rights under clauses 4.1(c) and (d) of the Unallocated Platinum Account Agreement on an exceptional basis only. Any Platinum made available to the relevant person (as instructed by the Trustee) pursuant to clauses 4.1(c) and (d) of the Unallocated Platinum Account Agreement will be in a form which complies with the Rules or in such other form as may be agreed between the Trustee and the Custodian the combined gross weight of which will not exceed the number of gross ounces of Platinum the Trustee has instructed the Custodian to debit.

4.2	Notice Requirements: The notice for any withdrawal of Platinum to be made from the Trust Allocated Account (i) in connection with clauses 4.1(a) or (e) (with respect to sales of Platinum only) of the Unallocated Platinum Account Agreement shall be made in accordance with clause 4.2(a) of the Unallocated Platinum Account Agreement and (ii) in connection with clauses 4.1(c), (d) or (e) (with respect to transfers (other than for the sale of Platinum) permitted under the Trust Agreement) of the Unallocated Platinum Account Agreement shall be made in accordance with clause 4.2(c) of the Unallocated Platinum Account Agreement.

4.3	Right to Amend Procedure: The Custodian may amend the procedure for the withdrawal of Platinum from the Trust Unallocated Account only where such amendment is caused by a change in the Rules. Any such amendment will be subject to the notification conditions of clause 3.2.

4.4	Specification of Physical Platinum: The Custodian may specify the serial numbers of the plates or ingots to be withdrawn once it receives instructions from the Trustee to effect a withdrawal of Physical Platinum pursuant to clause 4.1. The Custodian is entitled to select the Physical Platinum to be made available for any such withdrawal, provided, however, that to the extent the Trustee provides specific serial numbers of plates or ingots to be so selected, the Custodian will take reasonable efforts to select such Physical Platinum as specified by the Trustee. The Custodian may require more than two London Business Days prior notice in the event that the Trustee does specify the serial numbers of plates or ingots to be withdrawn.

4.5	Delivery Obligations: Unless otherwise instructed by the Trustee on behalf of the Trust or the relevant person, the Custodian shall make any transportation and insurance arrangements in respect of delivery of Physical Platinum in accordance with its usual practice. Where instructions are given, the Custodian shall use all reasonable efforts to comply with the same. The Custodian shall not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. All insurance and transportation costs shall be for the account of the Trust.

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4.6	De-allocation: Following receipt by the Custodian of notice for the withdrawal of Physical Platinum from the Trust Allocated Account pursuant to clause 4.1, the Custodian shall de-allocate sufficient Physical Platinum from the Trust Allocated Account to credit the Trust Unallocated Account in the amount required, provided that, in the case of a transfer made in connection with clause 4.1(a) of the Unallocated Platinum Account Agreement, the Custodian will use its commercially reasonable endeavors to complete the de-allocation of Physical Platinum from the Trust Allocated Account to the Trust Unallocated Account by no later than 5:00 p.m. (London Time) on the London Business Day on which notice is given in the form prescribed in clause 4.2(a) of the Unallocated Platinum Account Agreement for a withdrawal under clause 4.1(a) of the Unallocated Platinum Account Agreement. The Trustee acknowledges that the process of de-allocation of Physical Platinum for withdrawal and/or credit to the Trust Unallocated Account may involve minimal adjustments to the weight of Physical Platinum to be withdrawn to adjust such weight to the whole plates or ingots available.

4.7	Risk: Where there is a shipment from the Custodian of Physical Platinum, all right, title and risk in and to such Physical Platinum shall pass at the Point of Delivery to the relevant person for whose account the Physical Platinum is being delivered.

5.	INSTRUCTIONS

5.1	Giving of Instructions: Only the Trustee shall have the right to give instructions in respect of the Trust Allocated Account. The Trustee shall notify the Custodian in writing of the names of the people who are authorised to give instructions on the Trustee’s behalf. Until the Custodian receives written notice to the contrary, the Custodian is entitled to assume that any of those people have full and unrestricted power to give instructions on the Trustee’s behalf. The Custodian is also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority. The Custodian reserves the right to obtain further validation of any instructions.

5.2	Transfer Instructions: All transfers into and out of the Trust Allocated Account shall be made upon receipt of, and in accordance with, instructions given by the Trustee to the Custodian. Such instructions shall be given by authenticated SWIFT message or, if for any reason the SWIFT messaging system is not operational, by such other temporary means as the Trustee and the Custodian may agree from time to time. Other information (which shall not constitute an instruction) related to transfers into and out of the Trust Unallocated Account may be sent between the Trustee and the Custodian by email or by such other means as the Trustee and the Custodian may agree from time to time. Any such communication shall be deemed to have been given, made or served upon actual receipt by the recipient.

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5.3	Account not to be Overdrawn: The Trust Allocated Account may not at any time have a debit balance thereon, and no instruction shall be valid to the extent that the effect thereof would be for the Trust Allocated Account to have a debit balance thereon.

5.4	Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or suspended. Any communication that cancels, amends or suspends as instruction shall be valid only after actual receipt by the Custodian in accordance with clause 5.2.

5.5	Unclear or Ambiguous Instructions: If, in the Custodian’s opinion, any instructions are unclear or ambiguous, the Custodian shall use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions from the Trustee and, failing that, the Custodian may in its absolute discretion and without any liability on its part, act upon what the Custodian believes in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to the Custodian’s reasonable satisfaction.

5.6	Refusal to Execute: The Custodian may refuse to execute instructions if in its reasonable opinion they are or may be, or require action which is or may be, contrary to the Rules or any applicable law.

6.	CONFIDENTIALITY

6.1	Disclosure to Others: Subject to clause 6.2, each party shall respect the confidentiality of information acquired under this Agreement and neither will, without the consent of the other party, disclose to any other person any transaction or other information acquired about the other party, its business or the Trust under this Agreement, provided that such other party has made clear, at or before the time such information is provided, that such information is being provided on a confidential basis. Notwithstanding anything to the contrary in this Agreement, to the extent required, a copy of this Agreement may be filed under the securities laws of the United States or any other jurisdiction in connection with the registration of the public offering of Shares by the Trust.

6.2	Permitted Disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or required or requested by a government department or agency, fiscal body or regulatory or listing authority, required by the LPMCL (e.g., in connection with AURUM), or required as otherwise may be necessary in conducting the Trust’s business, to disclose this Agreement or information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors, by a company which is in the same group of companies as a party (i.e., a subsidiary or holding company of a party) or (in the case of the Trustee) by the Sponsor, or any beneficiary of the Trust. Each party irrevocably authorizes such persons to make such disclosures without further reference to such party.

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7.	CUSTODY SERVICES

7.1	Appointment: The Trustee hereby appoints the Custodian to act as custodian of the Physical Platinum held in the Trust Allocated Account in accordance with this Agreement and any Rules which apply to the Custodian, and the Custodian hereby accepts such appointment.

7.2	Segregation of Physical Platinum: The Custodian will be responsible for the safekeeping of the Physical Platinum on the terms and conditions of this Agreement. The Custodian will segregate the Physical Platinum from any Physical Platinum which the Custodian owns or holds for others by making appropriate entries in its books and records and will require Sub-Custodian to segregate the Physical Platinum from any Physical Platinum which they own or hold for others by making appropriate entries in their books and records. Entries on the Custodian’s books and records to identify Physical Platinum will refer to each plate or ingot of Physical Platinum by refiner, assay, serial number and gross weight. Additionally, the Custodian will require each Sub-Custodian to identify on its books and records each plate or ingot of Physical Platinum held by them by refiner, assay, serial number and gross weight and to provide such information to the Trustee upon request.

7.3	Ownership of Physical Platinum: The Custodian will identify in its books and records that the Physical Platinum is being held for the Trustee (on trust for the Shareholders), and will require each Sub-Custodian to identify on its book and records that the Physical Platinum is being held for the Custodian for the benefit of the Trust. The Custodian shall ensure that the Physical Platinum belonging to the Trustee (on trust for the Shareholders) shall at all times be free and clear of all liens and encumbrances and shall not be subject to any right, charge, security interest, lien or claim of any kind, whether arising by operation of law or otherwise, in favor of the Custodian, any Sub-Custodian or any creditor of any of them or any other person. The Custodian shall not loan, hypothecate, pledge or otherwise encumber any Physical Platinum held in Trust Allocated Account absent the Trustee’s written instructions to the contrary.

7.4	Location of Physical Platinum: Unless otherwise agreed between the parties, Physical Platinum must be held by the Custodian at its London vault premises or, when Physical Platinum has been allocated on a temporary basis in a vault other than the Custodian’s London vault by any Sub-Custodian employed by the Custodian pursuant to clause 8.1. The Custodian agrees that it shall use, or where applicable procure any Sub-Custodian to use, commercially reasonable efforts promptly to transport any Physical Platinum held for the Trustee to its London vault premises at the Custodian’s cost and risk. The Custodian agrees that all delivery and packing shall be in accordance with the Rules and LPPM good market practices.

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7.5	Replacement of Platinum: Upon a determination by the Custodian that any Physical Platinum credited to the Trust Allocated Account does not comply with the Rules, the Custodian shall as soon as practical replace such Physical Platinum with Physical Platinum which complies with the Rules by (i) debiting the Trust Allocated Account and crediting the Trust Unallocated Account with the requisite amount of Physical Platinum to be replaced, (ii) providing replacement Physical Platinum which complies with the Rules and which is of an amount that as closely as practical approximates (without exceeding) the amount of Physical Platinum to be replaced and (iii) debiting the Trust Unallocated Account and crediting the Trust Allocated Account with the requisite amount of replacement Physical Platinum. The Custodian shall not start the foregoing replacement process on a particular London Business Day unless it is reasonably sure that such replacement process can be started and completed in the same London Business Day. The Custodian shall notify the Trustee as soon as practicable on the London Business Day (but no later than the end of business on such London Business Day) when (i) the Custodian has determined that Physical Platinum credited to the Trust Allocated Account does not comply with the Rules and will be replaced and (ii) when replacement Physical Platinum has been credited to the Trust Allocated Account in accordance with the above instructions. The cost of any such replacement shall be borne by the Custodian.

8.	SUB-CUSTODIANS

8.1	Sub-Custodians: The Custodian may employ Sub-Custodians solely for the temporary custody and safekeeping of Physical Platinum until transported to the Custodian’s London vault premises as provided in clause 7.4. The Sub-Custodians the Custodian selects may themselves select sub-custodians to provide such temporary custody and safekeeping of Physical Platinum, but such sub-custodians shall not by such selection or otherwise be, or be considered to be, a Sub-Custodian as such term is used herein. The Custodian will use reasonable care in selecting any Sub-Custodian. In selecting any Sub-Custodian with reasonable care, the Custodian is to determine if such Sub-Custodian can reasonably be expected to operate in a reasonable and prudent manner and in compliance with the Rules and all other relevant laws, rules and regulations applicable to its services as a sub-custodian of Platinum. The Custodian will notify each of the Trustee and the Sponsor if it selects any Sub-Custodian, or stops using any Sub-Custodian for such purpose. The receipt of notice by each of the Trustee and the Sponsor that the Custodian has selected a Sub-Custodian shall not be deemed to limit the Custodian’s responsibility in selecting such Sub-Custodian. Any Sub-Custodian shall be a LPPM member.

8.2	Liability: Except for the Custodian’s obligations under clauses 2.7, 7.2, 7.3 and 7.4, the Custodian shall not be liable in contract, tort or otherwise for any loss, damage or expense arising directly or indirectly from an act or omission, or insolvency, of any Sub-Custodian or any further delegate of such Sub-Custodian unless the appointment of that Sub-Custodian was made by the Custodian fraudulently, negligently or in bad faith.

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8.3	Notice: The Custodian will provide the Trustee upon request with the name and address of any Sub-Custodian the Custodian selects and any direct or indirect sub-custodian selected or used by such Sub-Custodian, along with any other information which the Trustee may reasonably request concerning the appointment of such Sub-Custodian or such direct or indirect sub-custodian.

9.	REPRESENTATIONS

9.1	Each party represents and warrants to the other party, on the basis that each of its following representations and warranties is deemed repeated each time that a notice is given for the deposit or withdrawal of Physical Platinum under this Agreement, that:

(a)	it is duly constituted and validly existing under the laws of its jurisdiction of constitution;

(b)	it has all necessary authority, powers, consents, licences and authorizations and has taken all necessary action to enable it lawfully to enter into and perform its duties and obligations under this Agreement;

(c)	the person or persons entering into this Agreement on its behalf has or have been duly authorized to do so; and

(d)	this Agreement and the obligations created under it are binding upon it and enforceable against it in accordance with the terms of this Agreement (subject to applicable principles of equity) and do not and will not violate the terms of the Rules, any applicable laws or any order, charge or agreement by which it is bound.

10.	FEES AND EXPENSES

10.1	Fees: For the Custodian’s services under this Agreement, the Custodian and the Sponsor have entered into a separate agreement, to which the Custodian has agreed, under which the Sponsor shall to pay the Custodian’s fee for services under this Agreement.

10.2	Expenses: Pursuant to a separate written agreement between the Sponsor and the Custodian, to which the Custodian has agreed, the Sponsor shall pay to the Custodian on demand all costs, charges and expenses (excluding (i) any relevant taxes and VAT (if chargeable), duties and other governmental charges, (ii) fees for storage of the Physical Platinum and any fees and expenses of Sub-Custodians, which will be recovered under clause 10.1, and (iii) indemnification obligations of the Trustee under clause 11.5, which will be paid pursuant to the following sentence) incurred by the Custodian in connection with the performance of its duties and obligations under this Agreement or otherwise in connection with the Physical Platinum. The Trustee will procure payment on demand, solely from and to the extent of the assets of the Trust, of any other costs, charges and expenses not assumed by the Sponsor under its agreement with the Custodian referenced in this clause 10.2 (including any relevant taxes (other than VAT, which is addressed in clause 13.1), duties, other governmental charges and indemnification claims of the Custodian payable by the Trustee pursuant to clause 11.5, but excluding fees for storage of the Physical Platinum and any fees and expenses of Sub-Custodians, which will be recovered under clause 10.1) incurred by the Custodian in connection with the Physical Platinum.

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10.3	Credit Balances: No interest or other amount will be paid by the Custodian on any credit balance on the Trust Allocated Account unless otherwise agreed by the Custodian and the Trustee.

10.4	No Recovery from Trust: Amounts payable pursuant to this clause 10 (including clause 10.5) shall not be debited from the Trust Allocated Account, but shall be payable, as applicable, by the Sponsor or by the Trustee on behalf of the Trust, and the Custodian hereby acknowledges that it will have no recourse against Physical Platinum standing to the credit of the Trust Allocated Account or to the Trustee individually in respect of any such amounts.

10.5	Default Interest: If the Trustee or the Sponsor, as applicable, fails to procure payment to the Custodian of any amount when it is due, the Custodian reserves the right to charge interest (both before and after any judgment) on any such unpaid amount calculated at a rate equal to 2% above the overnight London Interbank Offered Rate (LIBOR) for the currency in which the amount is due. Interest will accrue on a daily basis and will be due and payable as a separate debt.

11.	SCOPE OF RESPONSIBILITY

11.1	Exclusion of Liability: The Custodian will use reasonable care in the performance of its duties under this Agreement and will only be responsible for any loss or damage suffered by the Trustee or the Trust as a direct result of any negligence, fraud or willful default on its part in the performance of its duties, and in which case its liability will not exceed the market value of the Platinum credited to the Trust Unallocated Account and the Trust Allocated Account at the time such negligence, fraud or willful default is either discovered by or notified to the Custodian (such market value calculated using the nearest available LBMA Platinum Price PM following the occurrence of such negligence, fraud or willful default), provided that, in the case of such discovery by or notification to the Custodian, the Custodian notifies the Sponsor and the Trustee promptly after any discovery of such negligence, fraud or willful default. If the Custodian delivers from the Trust Allocated Account Platinum that is not of the gross weight the Custodian has represented to the Trustee or that is not in accordance with the Rules, recovery by the Trustee, to the extent such recovery is otherwise allowed, shall not be barred by any delay in asserting a claim because of the failure to discover the corresponding loss or damage regardless of whether such loss or damage could or should have been discovered.

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11.2	No Duty or Obligation: The Custodian is under no duty or obligation to make or take, or require any Sub-Custodian to make or take, any special arrangements or precautions beyond those required by the Rules or as specifically set forth in this Agreement.

11.3	Insurance: The Custodian (or one of its Affiliates) shall make such insurance arrangements from time to time in connection with the Custodian’s custodial obligations under this Agreement as the Custodian considers appropriate and will be responsible for all costs, fees and expenses (including any relevant taxes) in relation to such insurance policy or policies. Upon reasonable prior written notice, in connection with the preparation of the initial registration statement under the United States Securities Act of 1933, as amended, covering any Shares, the Custodian will allow its insurance to be reviewed by the Trustee and by the Sponsor. The Custodian also will allow from time to time the Trustee and the Sponsor to review such insurance in connection with any amendment to that initial registration statement or any future registration statement that covers the Shares and any amendment thereto in each case upon reasonable prior written notice from the Trustee. Any permission to review the Custodian’s insurance is limited to the term of this Agreement and is conditioned on the reviewing party executing a form of confidentiality agreement provided by the Custodian, or if the confidentiality agreement is already in force, acknowledging that the review is subject thereto. In the event that the Custodian (or one of its Affiliates) elects to reduce, cancel or not to renew the Custodian’s insurance, the Custodian will give the Trustee and the Sponsor written notice of any such election within no more than 15 days after the date of any such election.

11.4	Force Majeure: The Custodian shall not be liable for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond the Custodian’s reasonable control. This includes any act of God or war or terrorism, any breakdown, malfunction or failure of, or connected with, any communication, computer, transmission, clearing or settlement facilities, industrial action, or acts, rules and regulations of any governmental or supra national bodies or authorities or any relevant regulatory or self-regulatory organization.

11.5	Indemnity: The Trustee, solely from and to the extent of the assets of the Trust, shall indemnify and keep indemnified the Custodian (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (other than VAT, which is addressed in clause 13.1) and the expenses assumed by the Sponsor under its agreement with the Custodian referenced in clause 10.2) which the Custodian may suffer or incur, directly or indirectly in connection with this Agreement, except to the extent that such sums are due directly to the negligence, willful default or fraud of the Custodian. The foregoing indemnity shall also not apply to the Custodians’ fees that are paid by the Sponsor pursuant to clause 10.1.

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11.6	Custodian’s Interests and Affiliates’ Interests: The Custodian has the right, without notifying the Trustee, to act upon the Trustee’s instructions or to take any other action permitted by the terms of this Agreement where:

(a)	the Custodian, directly or indirectly, has an interest in the consequences of such instruction or action;

(b)	except as otherwise provided in this Agreement, the Custodian processes the Trustee’s instructions on an aggregated basis together with similar instructions from other clients; or

(c)	the Custodian, except as otherwise provided in this Agreement, has a relationship with another party which does or may create a conflict with its duty to the Trustee or the Trust including (without prejudice) circumstances where the Custodian or any of its associates may (i) act as financial adviser, banker or otherwise provide services to a contract counterparty of the Trustee or the Trust; (ii) act in the same arrangement as agent for more than one client; or (iii) earn profits from any of the activities listed herein.

The Custodian or any of its divisions, branches or Affiliates may be in possession of information tending to show that the action required by the Trustee’s instructions may not be in the Trust’s best interests, but shall not have any duty to disclose any such information.

12.	TERMINATION

12.1	Notice: Any termination notice given by the Trustee under clause 12.2 must specify:

(a)	the date on which the termination will take effect;

(b)	the person to whom the Physical Platinum is to be transferred; and

(c)	all other necessary arrangements for the transfer of Physical Platinum to the order of the Trustee.

12.2	Term: This Agreement shall have a fixed term up to and including five (5) years and will automatically renew for further successive terms of one (1) year thereafter unless terminated by the parties in accordance with this clause 12; provided that during such periods (i) either the Trustee or the Custodian may terminate this Agreement for any reason or for no reason by giving not less than 90 days’ written notice to the other party and (ii) this Agreement may be terminated immediately upon written notice as follows:

(a)	by the Trustee, if the Custodian ceases to offer the services contemplated by this Agreement to its clients or proposes to withdraw from the platinum business;

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(b)	by the Trustee or the Custodian, if it becomes unlawful for the Custodian to be a party to this Agreement or to offer its services to the Trust on the terms contemplated by this Agreement or if it becomes unlawful for the Trustee or the Trust to receive such services or for the Trustee to be a party to this Agreement;

(c)	by the Custodian, if there is any event which, in the Custodian’s reasonable view, indicates the Trust’s or the Sponsor’s insolvency or impending insolvency;

(d)	by the Trustee, if there is any event which, in the Sponsor’s reasonable view, indicates the Custodian’s or the Sponsor’s insolvency or impending insolvency;

(e)	by the Trustee, if the Trust is to be terminated; or

(f)	by the Trustee or by the Custodian, if the Unallocated Platinum Account Agreement ceases to be in full force and effect at any time.

12.3	Change in Trustee or the Sponsor: If there is any change in the identity of the Trustee or the Sponsor in accordance with the Trust Agreement, then the Custodian, the Trustee, the Sponsor and the Trust shall, subject to the last sentence of this clause 12.3, execute such documents and shall take such actions as the new Trustee or Sponsor and the outgoing Trustee or Sponsor may reasonably require for the purpose of vesting in the new Trustee or Sponsor the rights and obligations of the outgoing Trustee or Sponsor, and releasing the outgoing Trustee or Sponsor from its future obligations under this Agreement. The Custodian’s obligations under this clause 12.3 shall be conditioned on the Custodian having conducted prompt, reasonable and proportionate due diligence to the Custodian’s reasonable satisfaction on any such new Trustee or Sponsor

12.4	Redelivery Arrangements: If the Trustee does not make arrangements acceptable to the Custodian for the delivery of the Physical Platinum, the Custodian may continue to maintain the Trust Allocated Account, in which case the Custodian will continue to charge the fees and expenses payable under clause 10. If the Trustee has not made arrangements acceptable to the Custodian for the transfer of Physical Platinum from the Trust Allocated Account within 6 months of the date specified in the termination notice as the date on which the termination will take effect, the Custodian will be entitled to close the Trust Allocated Account and sell the Physical Platinum (at such time and on such markets as the Custodian considers appropriate) and account to the Trustee for the proceeds.

12.5	Existing rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

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13.	VALUE ADDED TAX

13.1	VAT Inclusive: All sums payable or other consideration provided to the Custodian by the Trustee or the Sponsor in connection with this Agreement and the Unallocated Platinum Account Agreement (including pursuant to the separate agreement referred to in clause 10.1 of this Agreement) are inclusive of any VAT which is or becomes chargeable on any supplies made by the Custodian pursuant to this Agreement and the Unallocated Platinum Account Agreement.

14.	NOTICES

14.1	Notices: Except as provided in clauses 2.4, 5.2 and 16.5, any notice or other communication shall be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including email and SWIFT) or such other electronic transmission as the parties may from time to time agree, to the party due to receive the notice or communication, at its address, number or destination set out in clause 14.3 or another address, number or destination specified by that party by written notice to the other.

14.2	Deemed Receipt of Notice: A notice or other communication under or in connection with clause 14.1 will be deemed received only if actually received or delivered.

14.3	Contact Information: The addresses and numbers of the parties for the purposes of clauses 5.2 and 14.1 are:

The Custodian:

ICBC Standard Bank Plc

20 Gresham Street

London

EC2V 7JE

Attention: Precious Metals Operations

E-mail: London.PreciousMetalsOperations@icbcstandard.com and

             Bullion.Physical@icbcstandard.com

The Trustee:

The Bank of New York Mellon

2 Hanson Place

Brooklyn, New York 11217

Attention: Chris Yedreyeski

Facsimile: 718-315-4927

E-Mail: etfservicescom@bnymellon.com

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The address and numbers of the Sponsor for purposes of receiving notices under this Agreement are:

The Sponsor:

GraniteShares LLC

30 Vesey Street – 9th Floor

New York NY 10007

Attention: Benoit Autier

Telephone: +1 917 338 0565

E-Mail: benoit.autier@graniteshares.com

14.4	Recording of Calls: The Custodian and the Trustee may each record telephone conversations without use of a warning tone. Such recordings will be the recording party’s sole property and accepted by the other party hereto as evidence of the orders or instructions given, provided that (i) in case of any dispute or disagreement regarding any conversation so recorded the recording party will promptly share the recordings with the other party and its representatives and (ii) the recording party will have no obligation to retain any such recordings prior to becoming aware of any such dispute or disagreement.

15.	GENERAL

15.1	Role of Trustee: The Trustee is a party to this Agreement solely in its capacity as Trustee for the Shareholders and accordingly (i) the Trustee shall only be liable to satisfy any obligations under this Agreement, including any obligations or liabilities arising in connection with any default by the Trustee under this Agreement, to the extent of the assets held from time to time by the Trustee as trustee of the Trust (the “Trust Assets”) to the extent authorized by the Trust Agreement and (ii) no recourse shall be had to (a) any assets other than the Trust Assets, including any of the assets held by the Trustee as trustee, co-trustee or nominee of a trust other than the Trust, as owner in its individual capacity or in any way other than as trustee of the Trust; or (b) the Trustee for any assets that have been distributed by the Trustee to the beneficiaries of the Trust.

15.2	No Advice: The Custodian’s duties and obligations under this Agreement do not include providing the other party with investment advice. In asking the Custodian to open and maintain the Trust Allocated Account, the Trustee acknowledges that it is acting pursuant to the Trust Agreement, and the Custodian shall not owe to the Trustee or the Trust any duty to exercise any judgement on their behalf as to the merits or suitability of any deposits into, or withdrawals from, the Trust Allocated Account.

15.3	Rights and Remedies: The Custodian hereby waives any right it has or may hereafter acquire to combine, consolidate or merge the Metal Accounts with any other account of the Trust or the Trustee or to set off any liabilities of the Trust or the Trustee to the Custodian and agrees that it may not set off, transfer or combine or withhold payment of any sum standing to the credit or to be credited to the Metal Accounts in or towards or conditionally upon satisfaction of any liabilities to it of the Trust or the Trustee. Subject thereto, the Custodian’s rights under this Agreement are in addition to, and independent of, any other rights which the Custodian may have at any time in relation to the Metal Accounts.

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15.4	Business Day: If an obligation of a party would otherwise be due to be performed on a day which is not a New York Business Day or a London Business Day, as the case may be, in respect of the Trust Allocated Account, such obligation shall be due to be performed on the next succeeding New York Business Day or London Business Day, as the case may be, in respect of the Trust Allocated Account.

15.5	Assignment: This Agreement is for the benefit of and binding upon both the Custodian and the Trustee and their respective successors and assigns. Save as expressly provided in clause 12.3 and this clause 15.5, no party may assign, transfer or encumber, or purport to assign, transfer or encumber, any right or obligation under this Agreement unless the other party otherwise consents in writing, except that consent is not required where the Custodian assigns, transfers or encumbers any right or obligation under this Agreement to an Affiliate. This clause shall not restrict the Custodian’s power to merge or consolidate with any party, or to dispose of all or part of its custody business, and further provided that this clause shall not restrict the Trustee from assigning its rights hereunder to a Shareholder to the extent required for the Trust to fulfill its obligations under the Trust Agreement.

15.6	Amendments: Any amendment to this Agreement must be agreed in writing and be signed by the Trustee and the Custodian. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

15.7	Partial Invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

15.8	Liability: Nothing in this Agreement shall exclude or limit any liability which cannot lawfully be excluded or limited (e.g. liability for personal injury or death caused by negligence).

15.9	Entire Agreement: This Agreement and the Unallocated Platinum Account Agreement represent the entire agreement between the parties in respect of their subject matter. This Agreement and the Unallocated Platinum Account Agreement supersede and replace any prior existing agreement between the parties hereto relating to the same subject matter.

15.10	Counterparts: This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

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16.	GOVERNING LAW AND JURISDICTION

16.1	Governing Law: This Agreement is governed by, and will be construed in accordance with, English law.

16.2	Jurisdiction: The Trustee and the Custodian agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state, are to have jurisdiction to settle any Disputes which may arise out of or in connection with this Agreement and, for these purposes the Trustee and the Custodian irrevocably submits to the non-exclusive jurisdiction of such courts, waive any claim of forum non conveniens and any objection to laying of venue, and further waive any personal service.

16.3	Waiver of Immunity: To the extent that the Trustee may in any jurisdiction claim as Trustee, the Trust or its assets any immunity from suit, judgment, enforcement or otherwise howsoever, the Trustee agrees not to claim, and irrevocably waives, any such immunity to which it would otherwise be entitled to (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

16.4	Third Party Rights: Except with respect to the Trust, which shall be considered a beneficiary of this entire Agreement, and the Sponsor, which shall be considered a beneficiary (as applicable) of clauses 2.7, 2.8, 3.2, 4.3, 6.2, 8.1, 11.1, 11.3, 12.3, 14.3, and 16.4, the Custodian does not owe any duty or obligation or have any liability towards any person who is not a party to this Agreement. Except as set forth in this clause 16.4, this Agreement does not confer a benefit on any person who is not a party to it. The parties to this Agreement do not intend that any term of this Agreement shall be enforceable by any person who is not a party to it and do intend that the Contracts (Rights of Third Parties) 1999 Act shall not apply to this Agreement, provided that the Sponsor may enforce its rights under 2.7, 2.8, 3.2, 4.3, 6.2, 8.1, 11.1, 11.3, 12.3, 14.3 and 16.4. Nothing in this paragraph is intended to limit the obligations hereunder of any successor Trustee of the Trust or to limit the right of any successor Trustee of the Trust to enforce the Custodian’s obligations hereunder.

16.5	Service of Process: Process by which any proceedings are begun may be served on a party by being delivered to the party’s address specified below. This does not affect any right to serve process in another manner permitted by law.

Custodian’s Address for service of process:

ICBC Standard Bank Plc

20 Gresham Street

London

EC2V 7JE

Attention: The Head of Legal

Trustee’s Address for service of process:

The Bank of New York Mellon

225 Liberty Street

New York, New York 10286

Attention: Legal Department – Asset Servicing

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set out on the cover page of this Agreement.

Signed on behalf of

ICBC STANDARD BANK PLC

By its authorized signatories

Signature	/s/ Dominique Spurr	Signature	/s/ Paul McKerrell.
Name	Dominique Spurr	Name	Paul McKerrell
Title	Legal Department	Title	Authorised Signatory
Date	January 8, 2018	Date	January 8, 2018

Signed on behalf of

THE BANK OF NEW YORK MELLON,

solely in its capacity as trustee of the GraniteShares Platinum Trust and not individually

By its authorized signatory

Signature	/s/ Elizabeth Stubenrauch
Name	Elizabeth Stubenrauch
Title	Vice President
Date	January 8, 2018

[Signature Page to Allocated Platinum Account Agreement]

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